MGIC INVESTMENT CORPORATION

               DIRECT AND INDIRECT SUBSIDIARIES AND JOINT VENTURES
                        OF MGIC INVESTMENT CORPORATION1


          1.        MGIC Assurance Corporation
          2.        MGIC Credit Assurance Corporation
          3.        MGIC Indemnity Corporation
          4.        MGIC Insurance Services Corporation
          5.        MGIC Investor Services Corporation
          6.        MGIC Mortgage Insurance Corporation
          7.        MGIC Mortgage Marketing Corporation
          8.        MGIC Mortgage and Consumer Asset I LLC
          9.        MGIC Mortgage and Consumer Asset II LLC
          10.       MGIC Mortgage Reinsurance Corporation
          11.       MGIC Mortgage Securities Corporation
          12.       MGIC Reinsurance Corporation
          13.       MGIC Reinsurance Corporation of Vermont
          14.       MGIC Reinsurance Corporation of Wisconsin
          15.       MGIC Residential Reinsurance Corporation
          16.       MGIC Surety Corporation
          17.       Mortgage Guaranty Insurance Corporation
          18.       eMagic.com LLC
          19.       Credit-Based Asset Servicing and Securitization LLC2
          20.       Litton Loan Servicing LP3
          21.       Sherman Financial Group LLC2
          22.       Customers Forever LLC4

The names of certain less than 50% owned persons that would not in the aggregate be a significant subsidiary are omitted.

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1    Except as otherwise noted in Footnotes 2-4, all companies listed are 100%
     directly or indirectly owned by the registrant and all are incorporated in Wisconsin.
2    Less than 50% owned and organized under Delaware law.
3    100% owned by Credit-Based Asset Servicing and Securitization LLC
4    Less than 50% owned and organized under Wisconsin law.